Exhibit 10.1

OceanTech Acquisitions I Corp.

515 Madison Avenue

8th Floor – Suite 8133

New York, New York 10022

Attn: Surendra K. Ajjarapu

Telephone No.: (813) 601-3533

Email: sa@oceantechspac.com

June 3, 2024

By electronic mail:

Regentis Biomaterials Ltd. (“Regentis”)

12 Ha’ilan Street

Northern Industrial Zone, P.O. Box 260

Or-Akiva 3060000, Israel

Attn:	Eli Hazum (ehazum@medicavp.com)

  Ehud Geller (egeller@medicavp.com)

RE:	Termination of Agreement and Plan of Merger, dated May 2, 2023, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated July 7, 2023 (collectively, the “Merger Agreement”) by and among OceanTech Acquisitions I Corp. (“OTEC”), R.B. Merger Sub Ltd. (the “Merger Sub”) and Regentis

Dear All:

We hereby inform you on behalf of OTEC, that OTEC is hereby terminating the Merger Agreement, effective immediately, in accordance with the provisions of Section 6.1(g) and 7.1(b) thereof. Capitalized terms not otherwise defined in this notice have the meanings ascribed to them in the Merger Agreement, and section references in this notice are references to sections of the Merger Agreement.

Since the date the Merger Agreement was signed, the listing application with Nasdaq in connection with the Transactions was not approved and the Merger Consideration was not listed on Nasdaq subject to official notice of issuance. OTEC reserves the right to terminate the Merger Agreement on additional grounds as well.

Sincerely,

OCEANTECH ACQUISITIONS I CORP.

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Chief Executive Officer

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	Chief Financial Officer

CC:	Andrew M. Tucker (andy.tucker@nelsonmullins.com)
Tiffany Weatherholtz (tiffany.weatherholtz@nelsonmullins.com)
Grant Levine (levineg@gtlaw.com)
Mark Selinger (Mark.Selinger@gtlaw.com)
Ronen Kantor (rkantor@dtkgg.com)